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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Westinghouse Electric Corporation of our report dated February 12, 1996 except for the restatement discussed in Note 23, for which the date is March 31, 1996, which is included in Westinghouse's Current Report on Form 8-K dated September 19, 1996.


/s/ Price Waterhouse LLP
- --------------------------
Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219-9954
September 23, 1996